1 THE PNC FINANCIAL SERVICES GROUP, INC. Dodd-Frank Recoupment Policy First effective October 2, 2023 Applies To  This Dodd-Frank Recoupment Policy (“Policy”) applies to current and former Executives, as that term is defined under the federal securities laws and regulations, of the PNC Financial Services Group, Inc. and its Subsidiaries (“PNC”). Overview and Purpose  The purpose of this Policy is to identify circumstances in which the recovery of certain Incentive Compensation is required in the event of an Accounting Restatement (defined below). This Policy is designed to comply with and shall be interpreted to be consistent with the requirements of Section 954 of the Dodd-Frank Act, Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (“NYSE”).  For purposes of this Policy: o An “Executive” means each Officer of PNC who is PNC’s President, Principal Financial Officer, Principal Accounting Officer (or if there is no such Accounting Officer, the Controller), any Vice President of PNC in charge of a principal business unit, division or function (such as Sales, Administration, or Finance), any other Officer who performs a policy- making function, or any other person who performs similar significant policy-making functions for PNC, as determined under 17 CFR §229.401(b). o “Incentive Compensation” means any compensation granted, earned or vested, based wholly or in part upon the attainment of a financial reporting measure. o A “financial reporting measure” includes (i) any measure determined and presented in accordance with the accounting principles used in preparing PNC’s financial statements, and any measure derived wholly or in part from such measure, (ii) PNC’s stock price and (iii) PNC’s total shareholder return. Exhibit 97

2 o Incentive Compensation is “received” in the fiscal period during which the financial reporting measure applicable to the Incentive Compensation award is attained, even if the payment or grant of such Incentive Compensation occurs after the end of that period. o “Accounting Restatement” means an accounting restatement of PNC’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that (i) is material to the previously issued financial statements, or (ii) would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. For the avoidance of doubt, an Accounting Restatement includes any “Big R” or “little r” restatements.  Decisions regarding the application of this Policy will be made by the Human Resources Committee of PNC’s Board of Directors (“HRC”) in connection with and based on input from the Audit Committee of PNC’s Board of Directors and other internal and external Advisors. The HRC is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Subject to any limitation at applicable law, the HRC may authorize and empower any officer or employee of PNC to take any and all ministerial actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). Incentive Compensation Adjustment and Clawback General Provisions  The terms of this Policy shall apply to any Incentive Compensation received by Executives on or after the Effective Date, even if such Incentive Compensation was approved, awarded, granted or paid to Executives prior to the Effective Date. The HRC may effect recovery under this Policy from any amount of compensation approved, awarded, granted, payable or paid to the Executive prior to, on or after the Effective Date.  For the avoidance of doubt, this Policy is in addition to, and not in lieu of, any rights or remedies PNC has to recuperate Incentive Compensation, including, but not limited to any rights or remedies PNC has under its Incentive Compensation Adjustment and Clawback Policy.  All Incentive Compensation, regardless of timing, remains subject to any clawbacks required by statute or regulation (including the Sarbanes-Oxley Act of 2002 and any additional rules or regulations promulgated by the U.S.

3 Securities and Exchange Commission (“SEC”) or the NYSE) and any applicable plan, policy or agreement. This Policy will be deemed to be incorporated into all relevant plans, agreements, or instruments whether or not the terms of this Policy are specifically included.  The HRC will be entitled to receive and rely on such guidance as to the circumstances related to a possible recoupment from PNC Management and the Audit Committee of the Board and will be entitled to consult with such outside advisors, including Legal Counsel, as it deems appropriate.  Recovery of Incentive Compensation is not required with respect to any compensation received prior to becoming an Executive and any individual who is an Executive on the date on which PNC is required to prepare an Accounting Restatement but who was not an Executive at any time during the performance period for which the Incentive Compensation is received. Clawbacks for Accounting Restatements  In the event PNC is required to prepare an Accounting Restatement, the HRC will determine, in its sole discretion and consistent with applicable law and NYSE listing standards, the amount of erroneously awarded Incentive Compensation received by any Executive within the three completed fiscal years immediately preceding the date on which PNC is required to prepare an Accounting Restatement.  The date on which PNC is required to prepare an Accounting Restatement is the earlier to occur of either the date PNC’s Board of Directors or a Committee thereof (including the Audit Committee) or Officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that PNC is required to prepare an Accounting Restatement or the date a court, Regulator or other legally authorized body directs PNC to prepare an Accounting Restatement, in each case regardless of if or when the restated financial statements are filed.  Any Incentive Compensation provided to a PNC Executive will be subject to this Policy, whether or not the Incentive Compensation has vested.  PNC will be entitled to pursue the recoupment against affected Executives after termination of their employment with PNC for any reason (consistent with applicable law). Determining Amount of Recoupment  The amount subject to clawback will be the amount of Incentive Compensation that exceeds the Incentive Compensation that would have been provided had there been no material inaccuracy in the financial reporting. The amount of erroneously awarded compensation subject to

4 recovery hereunder includes, but is not limited to, the amount contributed to any notional account based on erroneously awarded compensation and any earnings accrued to date on that notional amount.  For Incentive Compensation based on stock price or total shareholder return (“TSR”), the HRC will determine the amount of erroneously awarded compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive Compensation was received, and PNC shall maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE. Recovering Recouped Amounts  Upon a determination by the HRC that a clawback is required, PNC will use its reasonable best efforts to provide a formal demand for the clawback in writing to each affected Executive, including the amount of the clawback.  The HRC will have the right in its sole discretion to extend the clawback deadline upon request by an affected Executive; provided the recoupment of compensation will be reasonably promptly following the triggering of this Policy. Limited Exceptions to This Policy  The HRC will not have any right to exercise discretion to reduce or not impose such a required clawback regardless of any provision of this Policy (or any plan, agreement or instrument subject to this Policy) purporting to provide such discretion, except to the extent described below or as otherwise permitted by law or the listing rules. PNC is authorized and directed pursuant to this Policy to recoup erroneously awarded compensation in compliance with this Policy unless the HRC has determined recovery would be impracticable solely for the following reasons: o The direct expense paid to a Third Party to assist in enforcing the Policy would exceed the amount to be recovered. Before concluding it would be impracticable to recover any amount of erroneously awarded compensation based on expense of such enforcement, the HRC must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover and provide documentation to NYSE. o Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of PNC, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

5 o Recovery would violate home country law of the issuer where that law was adopted prior to November 28, 2022. Before concluding it would be impracticable to recover any amount of erroneously awarded compensation base on violation of home country law of the issuer, the HRC must satisfy the applicable opinion and disclosure requirements of Rule 10D-1 and the listing standards.  Except as otherwise limited by this Policy or applicable law, in making its decisions, the HRC will be allowed to take into account such considerations and factors as it deems appropriate under the circumstances before it. Clawback and Methods of Recouping Compensation  Subject to the limited exceptions described above in Clawbacks For Accounting Restatements, in the event the HRC determines this Policy should apply, to the extent permitted by applicable law, PNC shall, as determined by the HRC in its sole discretion, take any such actions as it deems necessary or appropriate to recover Incentive Compensation. The actions may include, without limitation (and as applicable): o Forfeit, reduce or cancel any Incentive Compensation (whether vested or unvested) not distributed or otherwise settled; o Seek recovery of any Incentive Compensation previously paid to the Executive; o Seek recovery of any amounts realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based Incentive Compensation; o Recoup any amount in respect of Incentive Compensation contributed or deferred to a plan that takes into account Incentive Compensation (excluding certain tax-qualified plans, but including deferred compensation plans, and supplemental executive retirement plans, and insurance plans to the extent otherwise permitted by applicable law, including Section 409A of the Code) and any earnings accrued on such Incentive Compensation; o Offset, withhold, eliminate or cause to be forfeited any amount that could be paid or awarded to the Executive after the date of determination; and o Take any other remedial and recovery action permitted by law, as determined by the HRC.

6  In addition, the HRC or PNC may take any other actions or pursue any other remedies that the HRC or PNC may deem appropriate and that may be available to HRC or PNC under applicable law, regulation or rule or pursuant to the terms of any policy or any provision in any agreement with an Executive or by nature of Executives employment with or duties to PNC.  To the extent the clawback is applicable to Incentive Compensation paid in cash in full (either at the time of grant or upon a subsequent vesting or other event), the Executive will be required to return the clawed back cash compensation. To the extent to which dividends or dividend equivalents have been paid to or otherwise provided for the benefit of the Executive with respect to any Incentive Compensation being clawed back, the dividends or dividend equivalents will be treated as part of the Incentive Compensation subject to the clawback. Tax Effect  The amount of erroneously awarded compensation shall be calculated by the HRC without regard to any taxes paid by the Executive in respect of the erroneously awarded compensation. Disclosure  PNC shall make all required disclosures and filings with the SEC and the NYSE with respect to this Policy in accordance with the requirements of any of their applicable rules and listing standards, and any other requirements applicable to the Company, including the disclosures required in connection with SEC filings.